UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549 ____________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
May 3, 2012 (April 30, 2012)
Date of Report (date of earliest event reported)
VALENCE TECHNOLOGY, INC.
(Exact name of Registrant as specified in its charter)
Delaware	0-20028	77-0214673
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
12303 Technology Boulevard, Suite 950 Austin, Texas 78727
(Address of principal executive offices)

(512) 527-2900
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

On April 30, 2012, Valence Technology, Inc., a Delaware corporation (the “Company”), received a letter (the “Letter”) from Carl Warden which informed the Company that effective in March 2012, Mr. Warden had purchased from iStar Tara LLC, a Delaware limited liability company and successor in interest to SFT 1, Inc. (“iStar”), the outstanding principal amount of $3.0 million under that certain Loan and Security Agreement dated as of July 13, 2005 (as amended to date, the “Original Loan Agreement”) among the Company, iStar and Carl E. Berg, the Chairman of the Company’s Board of Directors and the Company’s principal stockholder.

The Letter extends the maturity date of the two remaining amortization payments of $1.5 million each (due March 10, 2012 and April 10, 2012) such that the entire $3.0 million in outstanding principal will be due on June 30, 2012 (“New Maturity Date”). All other terms and conditions of the Original Loan Agreement remain unchanged, and iStar will continue to hold the two Warrants to Purchase Common Stock issued to iStar pursuant to the Original Loan Agreement.

The above summary of the Letter is qualified in its entirety by the text of the Letter, a copy of which is attached to this Form 8-K as Exhibit 10.1.

Item 9.01.     Financial Statements and Exhibits.

(d)   Exhibits

Exhibit 10.1                      Letter from Carl Warden

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALENCE TECHNOLOGY, INC.

Dated: May 3, 2012	By:	/s/ Roger A. Williams
Roger A. Williams
Vice President-Law, General Counsel and Secretary

EXHIBIT INDEX

Exhibit 10.1                      Letter from Carl Warden